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                                                                     EXHIBIT 5.1

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                         SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW
   Telephone                SUITE 3100, PROMENADE II                  WEBSITE
(404) 815-3500             1230 PEACHTREE STREET, N.E.            WWW.SGRLAW.COM
   facsimile               ATLANTA, GEORGIA 30309-3592
(404) 815-3509
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                                ESTABLISHED 1893



                                January 22, 2001


o2wireless Solutions, Inc.
440 Interstate Parkway North
Atlanta, Georgia 30339

                   RE:    o2wireless Solutions, Inc.
                          Registration Statement on Form S-8
                          1,837,205 Shares of $.0001 par value Common Stock 1998 Stock Option Plan, as amended and restated


Ladies and Gentlemen:

         We have acted as counsel for o2wireless Solutions, Inc. (the "Company") in connection with the registration of 1,837,205 shares of its $.0001 par value Common Stock (the "Shares") reserved to the Company's 1998 Stock Option Plan, as amended and restated (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Second Amended and Restated Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         (4)      The Registration Statement, including all exhibits thereto.

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o2wireless Solutions, Inc.
January 22, 2001
Page 2


         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus relating to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Sincerely,

                                            SMITH, GAMBRELL & RUSSELL, LLP

                                            /s/ Terry F. Schwartz

                                            Terry F. Schwartz